SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2013

Littlefield Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Lamar Boulevard
Austin, Texas 78705
(Address of principal executive office)
Issuer's telephone number:   (512) 476-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

Littlefield Corporation (OTCBB:  LTFD) has determined to terminate its registration under Section 12 of the Securities Exchange Act of 1934 and to cease filing periodic and current reports with the Securities and Exchange Commission.  Littlefield has determined that it has only 105 shareholders of record as of February 5, 2013.  Accordingly, Littlefield will file a Form 15 with the Commission pursuant to Rule 12h-3(b)(1)(i), to notify the Commission of the suspension of its duty to file reports under the Exchange Act.  Littlefield is current in all of its filing obligations under the Exchange Act.

Littlefield made the decision to cease filing reports voluntarily with the Commission because the continued expense of filing reports is not justified in light of the thin trading of the company’s stock and the lack of any following for the stock in the financial analyst community and the company’s current financial condition.  Littlefield expects that its stock will continue to be quoted for trading on the Pink Sheets sponsored by the OTC Markets Group.

After terminating its registration with the SEC, Littlefield expects to continue posting its annual financial statements on its website, http://littlefield.com, as financial results become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLEFIELD CORPORATION

By:	/s/ James Recks
James Recks President

Date:  February 5, 2013